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Electronics Experience 10 Years 24 Years 25 Years 18 Years 19 Years 28 Years 16 Years 29 Years 25 Years 26 Years In-House Counsel Experience

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remove the “mid- term target” time reference, just focus it on $2.50.

Growth Core

Innovate Deliver Design Innovate a concept for differentiated, customer-driven features & functionality Design a high quality, high performance, cost-effective product Differentiate ourselves through unique manufacturing techniques & processes Enable our customers to consistently offer new products & applications Manufacture

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Focusing on market segments with the most favorable tailwinds including Ear, IoT, MedTech, EV and Defense Successful debt reduction enables return of Free Cash Flow through increased share repurchases Innovating across complex customer needs to maximize differentiation Focusing CapEx on our attractive products and markets M&A delivering accretive returns Path to $2.50+ Non-GAAP Diluted EPS* with top quartile financial metrics among diversified electronic component peers Deploying R&D to markets and products with better profit potential

July 28, 2021 (in millions, except per share amounts) 2021 2017 Gross profit 359.5$ 286.3$ Gross profit margin 41.4% 38.5% Stock-based compensation expense 1.6 1.8 Impairment charges - 1.4 Restructuring charges - 4.0 Production transfer costs (1) - 6.7 Other (2) 1.0 - Non-GAAP gross profit 362.1$ 300.2$ Non-GAAP gross profit margin 41.7% 40.3% Operating expenses 243.7$ 245.8$ Stock-based compensation expense (30.5) (22.9) Intangibles amortization expense (15.9) (7.3) Impairment charges (4.0) (19.9) Restructuring charges (0.5) (6.2) Production transfer costs (1) - (0.1) Other (2) (2.0) (0.3) Non-GAAP operating expenses 190.8$ 189.1$ Non-GAAP operating expenses margin 22.0% 25.4% Earnings from continuing operations 150.2$ 6.5$ Interest expense, net 14.2 20.6 (Benefit from) provision for income taxes (45.6) 12.9 Earnings from continuing operations before interest and income taxes 118.8 40.0 Earnings from continuing operations before interest and income taxes margin 13.7% 5.4% Stock-based compensation expense 32.1 24.7 Intangibles amortization expense 15.9 7.3 Impairment charges 4.0 21.3 Restructuring charges 0.5 10.2 Production transfer costs (1) - 6.8 Other (2) 3.0 0.3 Adjusted earnings from continuing operations before interest and income taxes 174.3$ 110.6$ Adjusted earnings from continuing operations before interest and income taxes margin 20.1% 14.9% Earnings from continuing operations $ 150.2 $ 6.5 Non-GAAP reconciling adjustments (3) 55.5 70.6 Interest expense, net non-GAAP reconciling adjustments (4) 6.6 6.1 Income tax effects of non-GAAP reconciling adjustments (5) 65.4 2.0 Non-GAAP net earnings $ 146.9 $ 81.2 Diluted earnings per share from continuing operations $ 1.59 $ 0.07 Earnings per share non-GAAP reconciling adjustment (0.06) 0.81 Non-GAAP diluted earnings per share $ 1.53 $ 0.88 Diluted average shares outstanding 94.7 90.5 Non-GAAP adjustment (6) 1.1 1.9 Non-GAAP diluted average shares outstanding (6) 95.8 92.4 Year Ended December 31, Notes: (6) The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock- based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method. In addition, the Company entered into convertible note hedge transactions that expired upon maturity of the convertible notes to offset any potential dilution from the convertible notes. Although the anti-dilutive impact of the convertible note hedges is not reflected under GAAP, the Company includes the anti-dilutive impact of the convertible note hedges in non-GAAP diluted average shares outstanding, if applicable. (1) Production transfer costs represent duplicate costs incurred to migrate manufacturing to facilities primarily in Asia. These amounts are included in the corresponding Gross profit and Earnings from continuing operations before interest and income taxes for each period presented. (2) In 2021, Other expenses represent the ongoing net lease cost (income) related to facilities not used in operations and expenses related to the acquisition of Integrated Microwave Corporation by the Precision Devices segment. In 2017, Other primarily represents expenses related to the acquisition of certain assets of a capacitors manufacturer. (3) The non-GAAP reconciling adjustments are those adjustments made to reconcile Earnings from continuing operations before interest and income taxes to Adjusted earnings from continuing operations before interest and income taxes. (4) Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) upon conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s nonconvertible debt borrowing rate. Accordingly, for GAAP purposes we were required to recognize imputed interest expense on the Company’s $172.5 million of convertible senior notes due November 1, 2021 that were issued in a private placement in May 2016. The imputed interest rate for the convertible notes was 8.12%, while the actual coupon interest rate of the notes was 3.25%. The difference between the imputed interest expense and the coupon interest expense is excluded from management’s assessment of the Company’s operating performance because management believes that this non-cash expense is not indicative of its core, ongoing operating performance. (5) Income tax effects of non-GAAP reconciling adjustments are calculated using the applicable tax rates in the jurisdictions of the underlying adjustments. In 2021, these adjustments include a valuation allowance release of $59.1 million for our U.S. subsidiaries.

(in millions) 2021 2020 2019 2018 2017 Cash provided by operating activities 182.1$ 128.1$ 123.9$ 98.5$ 92.9$ Less: Capital expenditures (48.6) (31.9) (41.2) (80.1) (51.6) Free cash flow (1) 133.5$ 96.2$ 82.7$ 18.4$ 41.3$ Free cash flow margin (1) 15.4% 12.6% 9.7% 2.2% 5.5% Years Ended December 31, (1) In addition to measuring cash flow generation and usage based on liquidity measures determined in accordance with GAAP, Knowles also measures free cash flow and free cash flow margin. Free cash flow is defined as cash provided by operating activities less capital expenditures. Knowles believes these measures are useful in measuring its cash generated from operations that is available to repay debt, fund acquisitions, and repurchase Knowles’ common stock. Free cash flow and free cash flow margin are not presented in accordance with GAAP and may not be comparable to similarly titled measures used by other companies in our industry. As such, free cash flow and free cash flow margin should not be considered in isolation from, or as an alternative to, any other liquidity measures determined in accordance with GAAP.